SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                  CURRENT REPORT UNDER SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported): September 10, 1998
                        Commission File Number: 0-25386


                               FX ENERGY, INC.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                  NEVADA                            87-0504461
      ------------------------------           ------------------
     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)



           3006 HIGHLAND DRIVE
                SUITE 206
           SALT LAKE CITY, UTAH                       84106
      ------------------------------           ------------------
     (Address of Principal Executive                (Zip Code)
                 Offices)

              Registrant's Telephone Number, including Area Code:
                               (801) 486-5555




                                    N/A
      ---------------------------------------------------------------------
     (Former name, former address, and formal fiscal year, if changed since last report)

-------------------------------------------------------------------------------

                             ITEM 5.  OTHER EVENTS

-------------------------------------------------------------------------------


FX Energy, Inc. announced on September 10, 1998, the commencement of operations on the first well on its Lublin Basin project area in eastern Poland. This well, the Poniatowa 317-1, is the first of a seven well exploration program underway in the Company's 5.6 million acre Lublin project area.

The Poniatowa 317-1 is operated by Apache Corp. (NYSE: APA), the Company's partner in Lublin and is planned to test both Carboniferous and Devonian formations reaching a total depth of approximately 2,600 meters. The Polish Oil and Gas Company is also expected to join in the well. A surface permit has been issued and O&GEC Crakow, the Polish drilling contractor for the Poniatowa well is currently building a location prior to rig move-on.

Apache has reached an agreement with Wolomin Drilling to drill the second well in Lublin, the Czernic 277-2. Apache will also be the operator on the Czernic well.

The first two well locations were selected following a 2,200 kilometer seismic acquisition program and analysis of over 2,000 kilometers of existing seismic data. Multiple leads, or potential drilling targets, have been identified from this program.

FX and Apache also have a three well exploration program planned in the Carpathian region of southern Poland.

FX Energy explores for oil and gas in Poland where it also has exploration rights in four project areas: Lublin, Carpathians, Baltic and Pomeranian.



-------------------------------------------------------------------------------

                                   SIGNATURES

-------------------------------------------------------------------------------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  September 10, 1998         FX ENERGY, INC.


                                   By: /s/ Scott J. Duncan, Vice President